LEASE AGREEMENT

BY AND BETWEEN

ETERNAL ENERGY CORP.

(“LESSEE”)

AND

OAKLEY VENTURES, LLC

(“LESSOR”)

Effective January  1, 2009

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) dated this 5th day of December 2008, is executed by and between Oakley Ventures, LLC, a Colorado limited liability company, hereinafter referred to as “Lessor,” and Eternal Energy Corp., a Nevada corporation, hereinafter referred to as “Lessee”.  This Lease replaces and supersedes, in its entirety, that certain lease agreement between Lessor and Lessee for the Demised Premises, dated September 30th, 2006 (the “Old Lease”).  Upon execution of this Lease, the Old Lease and all rights and obligations set forth therein shall be deemed terminated as of October 31, 2008 and be of no further force or effect.

WITNESSETH:

In consideration of the payment of the rent hereunder provided and the keeping and performance of each and every one of the covenants, agreements and conditions of Lessee hereinafter set forth, Lessor does hereby lease unto the said Lessee the Demised Premises, defined as follows: that portion of the building located on a portion of the land described in Schedule A annexed hereto, situated in the City of Littleton, County of Arapahoe, State of Colorado (hereinafter referred to as the “Center”).  The Demised Premises are outlined in red on the plot plan annexed hereto as Schedule B, such red outlined portion of the plot plan also denoted as the number “2549 W. Main St., Suite 202” subject to the following terms, provisions, covenants, and agreements.

1.           Demised Premises. For an in consideration for the Base Rent set forth in paragraph 6 and Schedule C hereto and such other amounts payable by Lessee to Lessor, Lessor does hereby lease and demise to Lessee and Lessee hereby leases from Lessor, upon the terms and provisions of this Lease, the Demised Premises as depicted on Schedule B attached hereto.  The parties agree that the Demised Premises contains approximately Three Thousand Two Hundred Seven (3,207) square feet of rentable space, which shall be calculated and determined pursuant to the BOMA standard by a licensed architect.  It is understood that the Demised Premises is located within a building included in the Center known as the Lilley Building.  The use and occupation by Lessee of the Demised Premises shall include the use, in common with others entitled thereto of the Common Area of the Center, subject, however, to the terms and conditions of this Lease.

2.           Condition of Demised Premises and Asbestos Disclosure.  The taking of possession of the Demised Premises shall be deemed an acceptance of the same by Lessee in its “AS IS” condition without any obligation whatsoever on the part of Lessor to repair, remodel, reconstruct or modify the Demised Premises for Lessee.

3.           Deleted.

4.           Security for Performance of Lease.

4.1           On the date of the execution of this Lease, Lessee shall deposit with the Lessor the sum of Ten Thousand, Six Hundred, Ninety and 00/100 Dollars ($10,690.00) as security for the full and faithful performance by the Lessee of the terms of this Lease.  Lessor may use, apply or retain the whole or any part of said security deposit to the extent required for the payment of any rent as to which the Lessee is in default, or for any sum which the Lessor may expend or may be required to expend by reason of the Lessee’s default in respect to any of the terms of this Lease.  Subject to paragraph 4.2, any sums so used or applied by the Lessor from said security deposit shall immediately be repaid by Lessee to Lessor after notice.  Upon termination of this Lease, Lessor shall return to Lessee the security deposit hereinabove provided for, less any sums used in accordance with the terms of this Lease or applied upon any default and not reimbursed.  In the event of any sale subject to this Lease, Lessor shall have the right to transfer the unused portion of the security deposit to the purchaser for the benefit of Lessee, and Lessor shall be considered released by Lessee from all liability for the return of such security deposit provided such purchaser or other transferee has become bound by the terms and conditions of this Lease.

4.2           Lessor and Lessee agree that Lessor shall apply $5,345.00 of the security deposit to the 36th monthly installment of Base Rent owing pursuant to this Lease.  Lessee shall not be required to repay any amount of the security deposit that is applied to any monthly installment of Base Rent pursuant to this paragraph 4.2.

5.           Use of Premises. Lessee (and Lessee’s assignee or sublessee) shall use the Demised Premises solely for general office use and for no other purpose or use.  Lessee shall not use the Demised Premises in such a way as to cause unreasonable depreciation and shall neither permit nor suffer any disorderly conduct, noise or nuisance whatever in or about the Demised Premises.  Lessee shall not use or permit the Demised Premises to be used for any business or purpose reasonably deemed by Lessor to be extra hazardous, or in any manner as to constitute a violation of any present or future federal, state, county and municipal laws, rules, regulations, requirements or orders of any lawful governmental or public authority relating to the Demised Premises or the Common Area, including, without limitation, the Americans with Disabilities Act of 1990, the Clean Air Act and regulations thereunder, and laws, rules, regulations, requirements and orders concerning the environment and toxic or hazardous substances, materials and waste (all of the foregoing, as amended from time to time, being herein called the “Regulations”); and Lessee covenants and agrees at its sole cost and expense to fully and promptly comply with all such Regulations other than the requirement to make modifications or improvements to the Center, the Common Area or the Demised Premises to comply with such Regulations.  Failure of Lessee to comply with any provision of this paragraph 5 shall be deemed an “Event of Default” pursuant to paragraph 25 hereof.

6.           Base Rent.  Lessee agrees to pay Lessor as guaranteed base rent (“Base Rent”) for the Demised Premises during the term of this Lease an amount equal to One Hundred Eight-Seven Thousand Six Hundred Nine and 50/100 Dollars ($187,609.50), which shall be payable as set forth on Schedule C.  Such payments shall be made to Lessor at the address set forth hereinafter or at such other address as Lessor may designate in writing from time to time.  In the event that Lessee takes possession of the Demised Premises on a date other than the first day of the month, then the guaranteed Base Rent for the first month of the term hereof shall be prorated on a per diem basis and shall be immediately paid to Lessor.

7.           Deleted.

8.           Term - Commencement.  The term of this Lease is anticipated to commence on January 1, 2009.  The term of this Lease shall terminate 36 months from and after the commencement of the term as hereinabove set forth, on December 31, 2011.

9.           Lease Year. The first “Lease Year” shall consist of a twelve (12) month period of time commencing on the commencement date and ending on the last day of the twelfth (12th) month following the month in which the commencement date occurs.

10.         Common Area and Facilities.

10.1           The term “Common Area” means all areas and facilities furnished, maintained, and managed by Lessor in, upon or in connection with the Demised Premises and designated for the general use, in common, of Lessee and other occupants of the Center, including, but not limited to, parking areas (Including restriping), streets, sidewalks, roadways, walks (covered or uncovered), curbs, loading platforms, the Center identity signs, roofs, washrooms, toilets, shelters, ramps, landscaped areas, the storm drainage system and utility lines, and other similar facilities (except for those items of maintenance and repair set forth in paragraph 15 hereof which shall be the sole obligation of Lessee).  The Common Area does not include, among other locations, the air space located directly under the building herein described as premises.  The areas and facilities comprising the Common Area may be expanded, contracted, improved or changed by Lessor from time to time as deemed desirable, and shall at all times be subject to the exclusive control and management of Lessor, who agrees to operate and maintain the same pursuant to the terms and provisions of this Lease.  Lessor shall have the right from time to time to change the area, level, location and arrangement of the Common Area’s parking areas and other facilities above referred to; to restrict parking by tenants and their employees to employee parking areas, and to make rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Area.

10.2           For the purpose of this paragraph 10, Lessor’s operating costs for the common Area (“Common Area Costs”) is defined as including all costs and expenses deemed necessary or appropriate by Lessor incurred in operating and maintaining the Common Area, including, without limitation, utilities to operate exterior lighting and the Center identity signs, installation, purchase or rental and maintenance of the Center identity signs, landscaping, sanitary control, water and sewer charges, sewer cleaning, trash removal, snow removal, painting, fire protection, public liability and property damage insurance, maintenance, repair, resurfacing and restriping of parking areas, repairs, policing, the cost of security personnel and equipment, the cost of contesting any tax assessment which exceeds the amount of tax refund recovered by way of such contest, management fees, Lessor’s overhead expenses for the administration of the Common Area, which amount shall not exceed an amount equal to fifteen percent (15%) of the Common Area Costs, and Lessee’s proportionate share of capital expenditures incurred by Lessor to increase the operating efficiency of the Center or to cause the Common Area to comply with applicable Regulations, it being agreed that the cost of such capital expenditures and installation shall be amortized over the reasonable life of the capital expenditure, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles consistently applied.  Notwithstanding anything herein to the contrary, solely for the purposes of calculating Lessee’s proportionate share of the Common Area Costs, the sum of (i) Lessor’s management fees applicable to the Center plus (ii) Lessor’s overhead expenses for the administration of the Common Area (collectively, the “Lessor’s Fees”) shall not exceed $18,000 in the aggregate during the initial year, and the Lessor’s Fees for any successive year shall not increase by an amount exceeding 5% of the immediately preceding year’s total Lessor’s Fees.

10.3           Lessee shall pay to Lessor monthly, as additional rent, its proportionate share of the Common Area Costs. Lessee’s proportionate share of the Common Area Costs shall be an amount determined by multiplying the total of the Common Area Costs by a fraction, the numerator of which shall be the number of square feet of rentable space in the Demised Premises (as established in paragraph 1 hereof) and the denominator of which shall be the total of the gross leasable square feet in the Center, as same is designated in good faith by Lessor from time to time (such fraction shall be referred to herein as the “Lessee’s Proportionate Share”).  At the time of the execution of this Lease, the gross leaseable square feet of the Center is 13,972, and Lessee’s Proportionate Share is 22.953%.  Solely with respect to the calculation of Lessee’s Proportionate Share of the Common Area Costs, at no time during the term of this Lease shall the gross leaseable square feet of the Center decrease without the approval of Lessee.

10.4           Lessor shall estimate the cost for operating and maintaining the Common Area annually, shall notify Lessee of such estimate, and Lessee shall pay its proportionate share of such estimate in equal monthly installments commencing on the first day monthly installments of Base Rent are due following such notification.  Within a reasonable time following the end of each Lease Year, but no later than 180 days after the end of the Lease Year, Lessor shall notify Lessee in writing of the actual Common Area Costs for the preceding year.  In the event that Lessee has paid more than its proportionate share of the Common Area Costs during the preceding year, such excess shall be credited by Lessor against Lessee’s obligation to pay its proportionate share of Common Area Costs in the following year, unless this Lease has terminated, in which event the Lessor shall pay such excess within thirty (30) days of such determination.  In the event Lessee has paid less than its proportionate share of the Common Area Costs, Lessee shall pay such deficiency to Lessor within thirty (30) days of receipt of the statement for such deficiency.  Failure by Lessor to notify Lessee of the actual Common Area Costs for the preceding year within a reasonable time shall not be deemed a waiver by Lessor of its right to adjust such costs and collect any deficiency from Lessee.

10.5           Lessor and Lessee acknowledge that actual costs for the Common Area expenses, Taxes as set forth in paragraph 12, and insurance as set forth in paragraph 13 have yet to be determined and that Four Dollars and Fifty Cents ($4.72) are the estimated expenses on a Per Square Foot Basis.  Lessee shall pay this amount calculated at One Thousand, Two Hundred, Sixty One and 42/100 Dollars ($1,261.42) per month beginning at Lease commencement.  See Schedule D for itemization of estimated expenses.

10.6           As soon as practical following written notice from Lessee to Lessor, Lessor shall provide to Lessee copies of Lessor’s workpapers or other supporting documentation provided to Lessor’s tax accountants for preparation of Lessor’s tax returns as such relates to the calculation of Common Area Costs, Taxes and insurance for the purposes of verifying the calculated amounts.  In the event Lessee’s examination reveals that an error has been made in Lessor’s determination of Lessee’s Proportionate Share of such expenses, then the amount of such adjustment shall be payable by Lessor or Lessee, to the other party, as the case may be, within thirty (30) days of such conclusive determination.

11.         Parking.

11.1           In addition to the Demised Premises leased hereunder, Lessee shall have the right of non-exclusive use, in common with others, of automobile parking areas, driveways and footways, and of such loading facilities and other facilities as may be designated from time to time by Lessor.

11.2           Lessor shall have the right from time to time to establish reasonable rules and regulations for the use of the areas designated in subparagraph 11.1 above; provided, however, that any such rules and regulations shall be uniformly applied to all tenants in the Center.

11.3           In the event that Lessor shall designate certain parking spaces for Lessee’s employees, and for employees of all other tenants in the Center, Lessee shall provide to or cause to be provided to Lessor the license plate numbers of such employees of Lessee who have been designated to use such employee parking spaces.

11.4           Subject to the foregoing and this subparagraph 11.4, Lessee shall be entitled to five (5) reserved parking spaces at no additional cost.  Lessor shall select all reserved parking spaces, and at Lessee’s cost, Lessor shall install signage indicating that such spaces are reserved for Lessee.  Following the end of the term of this Lease, Lessor shall have the right to remove the signage designating such parking spaces at Lessee’s cost.

12.         Taxes.

12.1           Commencing with the tax bill for the Lease Year in which the Lessee’s tenancy begins, Lessee agrees to pay to Lessor each year, as additional rent, Lessee’s proportionate share of the real estate taxes and special assessments as may be levied on the Center and paid by Lessor, or any tax incurred due to the ownership or operation of the Center (including any special assessments created by the formation of a special improvement district or created in any manner, but not including income taxes), and levies and assessments made upon or as a result of personal property owned by Lessor and used in the operation of the Center.

12.2           Lessee’s proportionate share of such taxes for any such calendar year shall be an amount equal to the product obtained by multiplying the total amount of such taxes by the Lessee’s Proportionate Share.  In the event that the term hereby demised does not commence on the first (1st) day of January, then Lessee’s share of the taxes for the Lease Years in which the term commences and terminates shall be further apportioned on a per diem basis in such proportion as the number of days in such Lease Years bears to three hundred sixty-five (365) days.

12.3           In order to facilitate the collection of taxes called for hereunder, Lessee shall deposit with Lessor on the day monthly installments of Base Rent are due hereunder an amount equal to one-twelfth (1/12) of the taxes and levies due from Lessee to Lessor hereunder during each month of the term hereby demised or any extension thereof.  Lessee’s monthly deposit of taxes, levies and assessments shall be based upon the good faith estimates made by Lessor of projected taxes due for the subject Lease Year, which estimates may be adjusted by Lessor from time to time. Within a reasonable time following the end of each Lease Year (or if such taxes, levies and assessments are billed on other than a calendar-year basis, then within a reasonable period of time following the date on which Lessor receives notice of the actual taxes, levies and assessments), Lessor shall notify Lessee in writing of the actual taxes, levies and assessments for the preceding Lease Year (or other payment period).  If Lessee has paid more than its proportionate share of such taxes, levies and assessments, such excess shall be credited by Lessor against Lessee’s obligation to pay its proportionate share of such taxes, levies and assessments in the following Lease Year, unless this Lease has terminated, in which event the Lessor shall pay such excess within thirty (30) days of such determination.  If Lessee has paid less than its proportionate share of such taxes, levies and assessments, Lessee shall pay such deficiency to Lessor within thirty (30) days of receipt of the statement of such deficiency.  Failure by Lessor to notify Lessee of the actual taxes, levies and assessments for the preceding Lease Year (or other payment period) within a reasonable time shall not be deemed to be a waiver by Lessor of its right to adjust such costs and collect any deficiency from Lessee.  The taxes for the current year are included in the amount of the estimate of common area costs, taxes and insurance as set forth in paragraph 10.5.

12.4           If, because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts, or rental tax) is imposed upon Lessor or the owner of the land and/or buildings, or upon or with respect to the land and/or building or the occupancy, rents or income therefrom, in lieu of, or in the substitution for, or in addition to, any of the foregoing taxes, such other tax or assessment shall be deemed part of the taxes.

13.         Insurance.

13.1           In addition to Lessee’s obligation to pay its proportionate share of the cost of insurance carried by Lessor for the Center (the initial estimated cost of which is set forth in paragraph 10.5), including but not limited to, fire and extended coverage, casualty insurance and public liability insurance, Lessee shall pay all premiums due in connection with insurance required to be carried by Lessee under the terms of this Lease and shall furnish Lessor with copies of certificates evidencing the payment thereof. All such policies shall be written with companies rated A+ in Best’s Insurance Guide and authorized to do business in the state in which the Demised Premises are located.  Lessor shall not unreasonably withhold consent to the placement of insurance with companies proposed by Lessee.

13.2           Lessee shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, causing Lessee’s fixtures and contents to be insured under standard fire and extended coverage insurance and, with regard to liability insurance, insuring both Lessor and Lessee against all claims, demands or actions arising out of or in connection with Lessee’s use or occupancy of the Demised Premises, or by the condition of the Demised Premises.  The limits of Lessee’s liability policy or policies shall be in an amount not less than $2,000,000 per occurrence (and no offset for occurrences on property other than the Demised Premises), and shall be written by insurance companies satisfactory to Lessor, Lessee shall obtain a written obligation on the part of each insurance company to notify Lessor at least twenty (20) days prior to cancellation of such insurance.  Such policies or duly executed certificates of insurance shall be promptly delivered to Lessor and renewals thereof as required shall be delivered to Lessor at least thirty (30) days prior to the expiration of the respective policy terms, if Lessee should fail to comply with the foregoing requirement relating to insurance, Lessor may obtain such insurance and Lessee shall pay to Lessor on demand as additional rental here under the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed 1-1/2% per month) from the date of payment by Lessor until repaid by Lessee.

13.3           Lessee shall maintain, at its sale cost and expense, any other form or forms of insurance as Lessor or the mortgagees of Lessor may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent Lessee would protect itself, and shall deliver to Lessor certificates of all insurance required by Lessor upon demand of Lessor.

13.4           All policies of insurance required hereunder shall name Lessor and Lessee as named insureds and shall provide that the proceeds of such insurance shall be payable to Lessor and Lessee, as their interests may appear, if required by Lessor, such policies shall contain a loss payable endorsement in favor of the holder of any first mortgage or deed of trust on the Center or any portion thereof.

13.5           Lessee shall pay to Lessor, as additional rent, any increase in premiums of insurance carried by Lessor pursuant to paragraph 10 hereof if, in the reasonable determination of Lessor, such increase is directly related or caused by Lessee’s use of the Demised Premises.

13.6           Lessor and Lessor’s agents and employees shall not be liable to Lessee, nor to Lessee’s employees, agents or visitors, nor to any other person whomsoever, for any injury to person or business, or damage to property caused by the Demised Premises or other portions of the Center becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, stream, electricity, or oil leaking, escaping or flowing into the Demised Premises unless such injury or damage is caused by the gross negligence or willful misconduct of Lessor, nor shall Lessor be liable to Lessee, nor to Lessee’s employees, agents or visitors, nor to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Center or of any other persons whomsoever, excepting only duly authorized employees and agents of Lessor.  Lessor shall not be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines.

13.7           Lessor shall not be liable to Lessee or to Lessee’s employees, agents, or visitors, or to any other person whomsoever, for any injury to person or business, or damage to property on or about the Demised Premises or the Common Area, caused by the negligence or misconduct of Lessee, its employees, subtenants, licensees or concessionaires, or of any other person entering the Center under express or implied invitation of Lessee (with the exception of customers in the Common Area), or arising out of the use of the Demised Premises by Lessee and the conduct of its business therein, or arising out of any breach or default by Lessee in the performance of its obligations under this Lease; and Lessee hereby agrees to indemnify Lessor and hold Lessor harmless from any loss, expense or claims arising out of such damage or injury.

13.8           Lessor and Lessee each hereby release the other from any and all liability or responsibility to the ether, or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when property insurance policies, which are readily available in the marketplace, contain a clause or permit an endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party’s insurer because of the “deductible” in the damaged party’s insurance coverage.  The release specified in this paragraph 13.8 is cumulative with any releases or exculpations, which may be contained in other provisions of this Lease.

14.         Utilities.

14.1           Lessee shall pay, when due, in addition to any other payments required hereunder, the costs of all utilities, including, but not limited to, gas, electricity, water and sewer, used and consumed by Lessee, its employees, agents, servants, customers and other invitees on the Demised Premises.  Lessee, to the extent possible, shall contract for such utilities in its own name and on separate meters.  Throughout the duration of Lessee’s occupancy of the Demised Premises, Lessee shall keep such meters and installation equipment in good working order and repair, ordinary wear and tear excepted, at Lessee’s sole cost and expense, but in no event in better condition and repair that at the commencement of this Lease.  Lessor warrants to the best of Lessor’s knowledge that such meters and installation equipment are in good working order and repair as of the commencement of this Lease.  If any of such utilities cannot be separately metered or determined, Lessee agrees to pay its share of the costs thereof attributable to the Demised Premises (as reasonably determined by Lessor from time to time), and Lessee shall pay such determined amount after written notice from Lessor of Lessee’s share on the dates the next rent installments is due hereunder.

14.2           Lessor does not warrant or guarantee the continued availability of any or all of the utilities. In no event shall the interruption, diminution or cessation of such utilities be construed as an actual or constructive eviction of Lessee, nor shall Lessee be entitled to any abatement of its obligations under this Lease on account thereof.  In the event that a deposit is required by a public or quasi-public body in order to obtain such utilities, Lessee agrees and covenants to pay such charge or deposit (or its share thereof).  Any money so paid shall not entitle Lessee to an offset or reduction of any liability of Lessee hereunder; provided, however, Lessor shall release, return or credit to Lessee any unused portion of such deposits that are under Lessor’s control.

14.3           Lessor shall have the right to temporarily interrupt the furnishing of utilities at such times as may be necessary by reason of accident, repairs, alterations or improvements, failure of power supply or any other cause whatsoever beyond the control of Lessor.  Lessor shall not be liable in damages or rebate or charge of any kind whatsoever, and Lessee shall not be entitled to any abatement or reduction of its rent obligations, if the service of such utilities by Lessor or by any other supplier or any utility service or other service to the Demised Premises’ or the Center shall be interrupted or impaired by fire, accident, riot, strike, acts of God, the making of necessary repairs or improvements or for any other cause.

15.         Maintenance.

15.1           Unless occasioned by the misconduct or negligence of Lessee or Lessee’s contractors or employees, Lessor shall, at its expense, repair the foundation and the exterior walls (excluding all glass windows, window frames and doors) and roof of the building of which the Demised Premises are a part; and provided further that Lessor’s duty to so maintain and repair shall not include repainting of the exterior of the Demised Premises which shall be included in Common Area Costs as hereinabove provided.  Lessee shall promptly notify Lessor in writing of any maintenance or repairs necessary pursuant to this paragraph.

15.2           All other repairs or maintenance to the Demised Premises shall be made by Lessee at Lessee’s expense, and Lessee agrees to maintain the Demised Premises and all improvements, fixtures and equipment at any time located upon the Demised Premises in good repair, including, but not limited to, the surface of the floors and walls, plumbing, electrical wiring and fittings, sewer pipes, water pipes and heating pipes, and to keep the interior of the Demised Premises painted and clean, and to be responsible for all glass, ordinary wear and tear excepted, but in no event in better condition and repair that at the commencement of this Lease.  In the event it is necessary for Lessee to make any repairs, alterations, additions or improvements to the Demised Premises pursuant to this paragraph, Lessor may impose such requirements as Lessor may reasonably deem necessary, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, and the times during which it is to be accomplished.  Lessor warrants to the best of Lessor’s knowledge that the floors, walls, plumbing, electrical wiring and fittings, sewer pipes, water pipes and heating pipes are in good working order and repair as of the commencement of this Lease.  Lessor shall, at its sole cost and expense, subject to reimbursements by Lessee outlined in Schedule D, during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing of the heating and air conditioning systems and equipment exclusively servicing the Demised Premises.  Should Lessee perform such maintenance, the maintenance contractor and contract must be approved by Lessor and must include servicing, replacement of filters, replacement or adjustment suggested by the equipment manufacturer.  Lessor shall keep the sidewalks in front of the Demised Premises free from ice and snow, litter, debris, dirt and obstruction and Lessee shall be charged its prorata share of Common Area Maintenance for such services, initially calculated, but subject to change, as shown on Schedule D.  All repairs necessitated by the negligence of Lessee or Lessee’s agents, contractors or employees or by their use of the Demised Premises shall be repaired by Lessee at Lessee’s expense.

15.3           If Lessee fails to keep the Demised Premises in such good order and repair as required hereunder, ordinary wear and tear excepted, to the reasonable satisfaction of Lessor, Lessor may restore the Demised Premises to such good order and condition and make such repairs without liability to Lessor, and upon completion thereof.  Lessee shall pay to Lessor, as additional rent, upon demand, the cost of such restoration and repair, plus an amount equal to Lessor’s cost of overhead expense attributable to the making of such repairs (as is reasonably determined by Lessor), which amount shall not exceed ten percent (10%) of the costs of such repair.

16.         Alterations.

16.1           Subsequent to the execution of this Lease and prior to the commencement hereof, Lessee shall have the right to come upon, enter, and have access to the Demised Premises to place and attach, at its expense, to the Demised Premises any fixtures, furnishings, equipment or facilities reasonably required by it for its business, including, but not limited to, shelving, partitions, fixtures, floor and wall coverings, lighting fixtures and other equipment and facilities desirable for its business, provided such work does not cause irreparable injury or damage to the Demised Premises, such construction and entry does not interfere with the operation and occupancy of the Center, and such construction and finish-out is otherwise satisfactory and acceptable to Lessor.

16.2           Lessor shall have the right to approve the general contractor or contractors selected by Lessee, which approval shall not be unreasonably withheld or delayed beyond ten (10) days after the name of such general contractor or contractors is submitted by Lessee-to Lessor.

16.3           Other than as provided in paragraph 16.1, Lessee shall make no alterations, changes, additions or improvements to the Demised Premises without Lessor’s prior written consent after receipt of plans and specifications which consent shall not be unreasonably withheld; provided, however, Lessor shall have the right to require Lessee to remove all or any part of such alternations, additions or improvements at the termination or expiration of the Lease term, and Lessee shall be responsible for restoring the Demised Premises to its original state, ordinary wear and tear excepted, and repairing any harm or damages caused by the removal of such alternations, additions or improvements.  Notwithstanding anything herein to the contrary, no such alteration, change, addition or improvement shall be done so as to lessen or materially and disadvantageously affect the value of the Demised Premises.

16.4           Lessor shall not under any circumstances whatsoever be liable for the payment of any expense incurred or the value of any work done or material furnished to the Demised Premises by virtue of any construction, alteration, change, addition or improvement undertaken by Lessee.  All such work shall be done in a good and workmanlike manner and in compliance with the applicable building and zoning laws, other Regulations, and the terms and conditions of this Lease at Lessee’s sole cost and expense, and Lessee shall be wholly responsible to all contractors’, subcontractors, laborers and materialmen therefor.  Lessee shall pay for all the foregoing so that no lien shall be asserted against the Demised Premises or the Center.  Within five (5) days after notifying Lessor of any planned construction, alteration, removal, addition, repair or other improvements, Lessee shall post and keep posted until completion of such work, in a conspicuous place upon the doors providing entrance to the Demised Premises, and shall personally serve upon such contractors or subcontractors performing such work, a notice stating that Lessor’s interest in the Center shall not be subject to any lien for such work.

16.5           Lessee shall indemnify and save Lessor harmless from and against any liabilities, damages or penalties, and any costs, expenses, or claims of any kind or nature arising out of said construction, alteration, or additions, or otherwise, and such indemnification shall apply to any damages or injury to person or property resulting therefrom.

16.6           Except as provided in paragraph 18 hereof, all alterations made, done and constructed in, upon or around the Demised Premises by Lessee shall become the property of Lessor at the termination of this Lease, and shall remain in the Demised Premises and be surrendered with the Demised Premises.

17.         Lien Protection.

17.1           Lessee agrees that at no time during the term of this Lease will Lessee permit a lien or encumbrance of any kind or nature to come into existence against the Demised Premises, Lessee’s interest therein, or the Center.  If at any time a lien or encumbrance is filed or recorded against the Demised Premises or the Center as a result of Lessee’s failure to satisfy same, Lessee shall promptly discharge said lien or encumbrance, and if said lien or encumbrance has not been removed within thirty (30) days from the date it is filed or recorded against the Demised Premises, Lessee agrees it will deposit with Lessor an amount in cash equal to one hundred fifty percent (150%) of the amount of the lien filed or post a bond reasonably satisfactory to Lessor and shall leave the same on deposit with Lessor until said lien is discharged.

17.2           If Lessee shall at any time fail, neglect or refuse to satisfy any such lien or encumbrance, or shall fail, neglect or refuse to secure Lessor as hereinabove provided, then Lessor shall have the option (but shall not be required to) to satisfy such lien or encumbrance and any amounts paid therefor by Lessor shall be deemed additional rent and shall be paid by Lessee to Lessor at the next Base Rent payment date after any such payment, and shall bear interest at the lesser of (a) the maximum rate permitted by law, or (b) eighteen percent (18%)per annum from the respective due dates until paid.

18.         Trade and Other Fixtures.

18.1           Any and all alterations, changes additions or improvements to the Demised Premises which are not movable, including, but not limiting the generality of the foregoing, any and all fixtures, trade fixtures, equipment machinery, lighting fixtures, cooling equipment, built-ins, wall coverings, floor coverings and power wiring shall be the property of the Lessor upon any termination of this Lease.

18.2           Any movable trade fixtures, equipment, signs, machinery or other personal property of the Lessee used in or on the Demised Premises shall be the property of the Lessee upon the termination of this Lease, and Lessee shall have fifteen (15) days from and after the date of   termination to remove the same from the Demised Premises, provided Lessee is current in all of its obligations hereunder.  If not so removed, any such fixtures and equipment shall be deemed abandoned and shall be the property of Lessor.  Any damage caused to the Demised Premises by the removal of such items shall be repaired by Lessee at Lessee’s expense.

19.           Signs.  Lessee shall not install any signs, window lettering or other advertisement in, upon or around the Demised Premises without the prior written approval of Lessor, which approval shall not be unreasonably withheld.  Lessor shall have absolute but reasonable discretion in approving or disapproving any proposed sign in order that the plan, scheme and design of the Center be met.  Lessee shall pay for any signs approved by Lessor hereunder, including, but not limited to, the artwork, application, installation, and maintenance of any approved sign.  Lessee shall pay for the removal of all signs from the Demised Premises and the cost of the repair of any damage (including patching and painting) caused by such removal.

20.         Deleted.

21.         Lessee’s Covenants.  Lessee, in consideration of the leasing of the Demised Premises, as aforesaid, and in addition to any and all covenants hereinabove and hereinafter included in this Lease, covenants and agrees as follows, to-wit:

21.1           To pay the Base Rent for said Demised Premises and all additional rent and other amounts called for hereunder promptly when due and payable.  It is understood and agreed that Lessor may assess a late charge with respect to any monthly installment of Base Rent or additional rent or other payment called for hereunder which is delinquent ten (10) days or more, such late charge to be in an amount equal to five percent (5%) of such delinquent installment or payment.

21.2           To permit Lessor or its agents to enter upon the Demised Premises (a) at any reasonable time for the purpose of inspecting and of making repairs, alterations or improvements to the Demised Premises or to the Center; (b) at any time in order to check calibrate, adjust and balance controls and other parts of the heating, ventilating and climate control equipment; and (c) to exhibit and show the Demised Premises to prospective tenants of the Center during the final 180 days of the Lease term and or to prospective purchasers of the Center at any time during normal business hours; and Lessee shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby.

21.3           To keep the Demised Premises clean, and in the sanitary condition required by the applicable health and police Regulations of all local, state and federal governmental agencies.

21.4           Neither to permit nor suffer any noise or disturbances whatever, other than those incident to Lessee’s regular business.

21.5           Neither to hold nor attempt to hold Lessor liable for any damage or injury, either proximate or remote, occurring through or caused by any repairs, alterations, injury or accident to the Demised Premises or to adjacent premises or other parts of the Center not herein leased, or by reason of the negligence or default of the tenants or occupants thereof or any other persons, nor liable for any injury or damage occasioned by defective electric wiring or the breaking or stoppage of plumbing or sewage upon the Demised Premises or upon adjacent premises, whether said breaking or stoppage results from freezing or otherwise; provided, however, such occurrences are not caused by Lessor’s gross negligence or willful misconduct.

21.6           Neither to permit nor suffer the Demised Premises or the walls or floors thereof, to be endangered by overloading. Lessor and Lessee agree to discuss and engineer a “load plan”, which, if necessary, will be installed by Lessor at the cost of the Lessee.

21.7           Not to use the Demised Premises for any purpose which would render the insurance thereon void or the insurance risk more hazardous, nor to make any alterations or changes in, upon or about the Demised Premises without first obtaining the written consent of Lessor therefor.

21.8           To surrender and deliver up possession of the Demised Premises and any appurtenances thereto promptly upon the termination of this Lease.

21.9           To comply with all Regulations and all of the rules and regulations promulgated and adopted by Lessor regarding the Center, and in particular, if a retail first-floor tenant, to maintain those business hours specified by Lessor from time to time.

22.         Casualty Damage.  If the Demised Premises or the Center are damaged as a result of fire or other casualty insurable under standard fire and extended coverage insurance to such an extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed fifty percent (50%) of the replacement value of the Demised Premises or the Center, then Lessor shall, not later than sixty (60) days following the damage, give Lessee notice of Lessor’s election to terminate this Lease or restore the Demised Premises as hereinafter provided. In the event of said election to terminate this Lease, this Lease shall be deemed to terminate on the third (3rd) day after giving of said notice, and Lessee shall surrender possession of the Demised Premises within a reasonable time thereafter, not to exceed twenty (20) days, and the rent, and other costs to be paid by Lessee to Lessor shall be prorated to the date of the casualty.  If the cost of restoration, as reasonably estimated by Lessor, shall amount to less than fifty percent (50%) of said replacement value of the Demised Premises or the Center, or if Lessor does not elect to terminate this Lease as hereinabove provided, (a) Lessor shall restore the Demised Premises with reasonable diligence until completion, and (b) Lessee shall rebuild, repair and restore its fixtures, furnishings, signs and equipment.  In the event that the use of the Demised Premises is affected by such damage, there shall be either an abatement or an equitable reduction in rent based on the period for which, and the extent to which, the Demised Premises are not reasonably usable for the purposes for which they are leased hereunder. Notwithstanding any other provision contained in this Lease to the contrary, if the holder of any mortgage or deed of trust on the Center refuses to make proceeds of Lessor’s insurance policy(ies) available for restoration, Lessor may terminate this Lease by giving written notice to Lessee.

If the Demised Premises or the Center are damaged as a result of a casualty not insured against (or if the proceeds of such insurance will not pay for the replacement or restoration or if the proceeds are not received by Lessor), Lessor shall be under no obligation to restore, replace or rebuild the Demised Premises, and this Lease shall be deemed terminated on the thirtieth (30th) day following notice by Lessor of its election to terminate this Lease.

Notwithstanding anything to the contrary set forth in this paragraph 22, in the event of any casualty damage which materially diminishes Lessee’s use of the Demised Premises and which cannot be repaired within 90 days of such damage, Lessee shall have the right to terminate this Lease by delivery of written notice to Lessor.  In such event, this Lease shall terminate on the thirtieth (30th) day following such notice to Lessor.

23.         Indemnification.  Lessee shall indemnify and save harmless Lessor, its principals, agents, servants, and employees from and against any and all claims, suits, actions, demands and causes of action, not occurring by reason of Lessor’s gross negligence or willful misconduct, arising from or in connection with the Demised Premises or the Center during the term hereof, or any holding over period or extension, for personal injury, loss of life or damaged property sustained in or upon or resulting from Lessee’s use of the Demised Premises, and from and against all costs, counsel fees, expenses and liabilities incurred in defending any such claims, the investigation thereof or the defense of any action or proceeding brought thereon, and from any judgment, orders, decrees or liens resultant therefrom and any fines assessments duties or obligations levied or imposed by any authority by virtue of any Regulations which are imposed as a result of the use of the Demised Premises.

24.         Eminent Domain.

24.1           If the Demised Premises or a portion thereof so substantial as to materially and adversely affect the business of Lessee conducted at the Demised Premises (as determined by Lessor) shall be taken in eminent domain, or conveyed under threat of condemnation proceedings, then this Lease shall forthwith terminate and end upon the taking thereof as if the original term provided in said Lease expired at the time of such taking; provided that the rent, additional rent and any other charges hereunder shall be paid to Lessor by Lessee as of the date of such taking, if only such part or portion of the Demised Premises is taken which would not materially and adversely affect the business of the Lessee conducted at the Demised Premises (as determined by Lessor), then Lessor, at Lessor’s option to be exercised in writing within thirty (30) days after the taking thereof, may repair, rebuild or restore the Demised Premises, and this Lease shall continue in full force and effect.  If, however, because of such taking, the Demised Premises should be rendered untenantable or partially untenantable, then the rent, or a portion thereof, shall abate until the Demised Premises shall have been restored.

24.2           In the event that an award is made for the taking of all or a portion of the Demised Premises or the Center in condemnation proceedings, Lessor shall be entitled to receive and retain the amounts awarded or paid for such taking or conveyance; provided, however, that Lessee shall be entitled to receive and retain such amounts as are specifically awarded to it in such proceedings because of the taking of its furniture, or fixtures, and its leasehold improvements which have not become a part of the realty.  It is understood and agreed that any amounts specifically awarded in any such taking for the damage to the business of Lessee done on the Demised Premises and awarded to it as a result of interference with the access to the Demised Premises or for any other damage to said business and trade done at the Demised Premises shall be the property of Lessee.

24.3           It is understood and agreed that in the event of the termination of this Lease, as provided under this paragraph, Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease and no right or claim to any part of the award made on account thereof.

25.         Default and Remedies of Lessor.

25.1        If anyone or more of the following events (each of which is herein sometimes called “event of default”) shall happen:

25.1.1   If default shall be made in the due and punctual payment of any Base Rent, additional rent, taxes or any other sums required to be paid by Lessee under this Lease when and as the same shall become due and payable, and such default has not been cured within ten (10) days of the date same becomes due and payable;

25.1.2   If Lessee shall vacate or abandon the Demised Premises;

25.1.3   If default shall be made by Lessee in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Lease other than those referred to in the foregoing (subparagraphs 25.1.1. and 25.1.2.) and Lessee shall fail to remedy the same within thirty (30) days after Lessor shall have given Lessee written notice specifying such default;

25.1.4   If Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall take the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or shall me any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any pre sent or future federal, state or other statute, law or regulation, or if any proceedings shall be taken by Lessee under any relevant Bankruptcy Act in force in any jurisdiction available to Lessee, or if Lessee shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Demised Premises, or shall make any general assignment for the benefit of creditors; or

25.1.5   If a petition shall be filed against Lessee seeking any reorganization. Arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation and shall remain undismissed for an aggregate of one hundred twenty (120) days or if any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Demised Premises shall be appointed without the consent or acquiescence of Lessee and such appointment shall remain unvacated for an aggregate of one hundred twenty (120) days;

25.2        Then and in any event covered by subparagraphs 25.1.1, 25.1.2, 25.1.3, 25.1.4, and 25.1.5, Lessor shall have the right, at its election, then or at any time thereafter, either to:

25.2.1   Institute suit against Lessee to collect each installment of rent, additional rent or other sum as it becomes due or to enforce any obligations under this Lease; or

25.2.2   Lessor may terminate this Lease, effective at such time as may be specified by written notice to Lessee, and demand (and, if such demand is refused, recover) possession of the Demised Premises from Lessee.  Lessee will remain liable to Lessor for damages in an amount equal to the Base Rent, and other additional rent which would have been owing by Lessee for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Demised Premises by Lessor subsequent to such termination, after deducting all Lessor’s reasonable expenses in connection with such recovery of possession or reletting.  Lessor shall be entitled to collect and receive such damages from Lessee on the days on which the Base Rent, and other additional rent would have been payable if this Lease had not been terminated.

25.2.3   Lessor may re-enter and take possession of all or any part of the Demised Premises without additional demand or notice, and repossess the same and expel Lessee and any party claiming by, through or under Lessee, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions.  No such re-entry or taking possession of the Demised Premises by Lessor will be construed as an election by Lessor to terminate this Lease unless a written notice of such intention is given to Lessee.  No notice from Lessor or notice given under a forcible entry and detainer statute or similar laws will constitute an election by Lessor to terminate this Lease unless such notice specifically so states.  Lessor reserves the right, following any re-entry or reletting, to exercise its right to terminate this Lease by giving Lessee such written notice, in which event this Lease will terminate as specified in such notice.  After recovering possession of the Demised Premises, Lessor may, from time to time, but will not be obligated to, relet all or any part of the Demised Premises for Lessee’s account, for such term or terms and on such conditions and other terms as Lessor, in its discretion, determines.  Lessor may make such repairs, alterations or improvements as Lessor considers appropriate to accomplish such reletting, and Lessee will reimburse Lessor upon demand for all costs and expenses, including attorneys’ fees, which Lessor may incur in connection with such reletting.  Lessor may collect and receive the rents for such reletting, but Lessor will in no way be responsible or liable for any failure to relet the Demised Premises or for any inability to collect any rent due upon such reletting.  Regardless of Lessor’s recovery of possession of the Demised Premises, Lessee will continue to pay, on the dates specified in this Lease, the Base Rent, and other additional rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Lessor through any reletting of the Demised Premises.

25.2.4   Nothing contained in this Lease will limit or prejudice Lessor’s right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowable by any laws governing such proceeding in effect at the time when such damages are to be proved whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent under this Lease.

25.2.5   In addition to Lessor’s rights set forth in subparagraphs 25.2.2 and 25.2,3 above, if Lessee fails to pay its rents and all other amounts owing hereunder within the time period set forth herein causing an event of default, more than two (2) times during any calendar year during the term of this Lease, or any extension thereof, then upon the occurrence of a third or any subsequent default in the payment of monies during said calendar year, Lessor, at its sole option, shall have the right to require that Lessee, as a condition precedent to curing such default, pay the Lessor, in cash or its equivalent, in advance, the Base Rent and Lessor’s reasonable estimate of all other amounts which will become due and owing hereunder by Lessee for a period of six (6) months.  All such amounts shall be paid by Lessee within thirty (30) days after notice from Lessor demanding the same.  All monies so paid shall be retained by Lessor, without interest, for the balance of the term of this Lease and any extension thereof, and shall be applied by Lessor to the last due amounts owing hereunder by Lessee.  If, however, Lessor’s estimate of the rent and other amounts for which Lessee is responsible hereunder are inaccurate, when such error is discovered, Lessor shall pay to Lessee, or Lessee shall pay to Lessor, within thirty (30) days after written notice thereof the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Lessor with the actual amounts for which Lessee is responsible.

25.3           No such re-entry or taking possession by Lessor shall be construed as an election on Lessor’s part to terminate or surrender this Lease unless a written notice of such intention is served on Lessee, notwithstanding the service of a Demand For The Payment Of Rent Or Possession, or the filing of a suit under a forcible entry and unlawful detainer statute or similar law, and Lessor and Lessee expressly agree that the service or posting of such Demand will not constitute an election on the part of the Lessor to terminate this Lease.

25.4           Enumeration of the foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity, including but not limited to suits for injunctive relief and specific performance.  The exercise or beginning of the exercise by Lessor of anyone or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

25.5           If any party shall commence any action or proceeding against another party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees.

25.6           In the event of any breach by Lessee of any of the agreements, terms, conditions or covenants contained in this Lease, Lessor, in addition to any and all other rights herein provided and at Lessor’s option, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

25.7           All rent in arrears and all amounts collectible hereunder shall bear interest at the lesser of (a) the maximum rate permitted by law, or (b) eighteen percent (18%) per annum from the respective due dates until paid, provided that this shall in no way limit, lessen or affect any claim for damages by Lessor for any breach or default by Lessee.

25.8           Notwithstanding anything to the contrary, Lessor shall comply with Colorado law in the event of Lessor’s default hereunder.

25.9           Notwithstanding anything to the contrary, in the event Lessee shall default in the observance or performance of any non-monetary term, covenant or condition of this Lease on Lessee's part to be observed or performed, Lessee shall have the right to cure such default within thirty (30) days after written notice by Lessor to Lessee of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and the continuation of which for the period required for cure will not subject Lessor to the risk of criminal liability or foreclosure of any mortgage, Lessee shall, (a) within said thirty (30) day period advise Lessor of Lessee's intention duly to institute all steps necessary to remedy such situation, (b) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (c) complete such remedy within such time after the date of the giving of said notice by Lessor as shall reasonably be necessary.

26.         Holding Over.

26.1           If Lessee remains in possession of the Demised Premises after expiration of the term hereby demised, such holding over shall be deemed to be a holding over upon a tenancy from month-to-month at a monthly rental equal to one hundred fifty percent (150%) of the monthly installment of Base Rent due under the terms of this Lease for the month next preceding the commencement of the holdover period, and Lessee shall remain liable for all other payments provided for hereunder, including, but not limited to, taxes. insurance, maintenance and Common Area Costs, and such holding over shall be subject to all of the other terms and conditions of this Lease.

26.2           In the event Lessor relets the Demised Premises to a new tenant and the term of such new lease commences during the period for which Lessee holds over, then such holding over shall be deemed a breach of Lessee’s covenant to deliver up the Demised Premises upon the termination or expiration of the term of this Lease, and Lessor shall be entitled to recover from Lessee any and all costs, expenses, reasonable attorneys’ fees, damages, loss of profits or any other costs resulting from Lessee’s failure to deliver possession of the Demised Premises to the new tenant.

27.         Subordination and Estoppel Certificates.  This Lease is subject and subordinate to all mortgages and deeds of trust which now or hereafter may affect the Demised Premises or the Center, and Lessee shall execute and deliver upon demand of Lessor any and all instruments subordinating this Lease, in the manner requested by Lessor, to any new or existing mortgage or deed of trust.  Further, Lessee shall at any time and from time to time, upon not less than ten (10) days’ prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which Base Rent, additional rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults, if any are claimed.  If Lessee falls to provide any such estoppel within the required ten-day period, Lessee shall be deemed to have represented that this Lease is in full force and effect and that Lessor is not in default hereunder.

28.         Transfer of Lessor - Attornment.

28.1           Nothing in this Lease shall restrict the right of Lessor to sell, convey, assign or otherwise deal with the Center and/or the Demised Premises.

28.2           A sale, conveyance, or assignment of the Center shall operate to release Lessor from liability hereunder from and after the effective date of such sale, conveyance, or assignment, and thereafter Lessee shall look solely to Lessor’s successor in interest in and to this Lease provided such transferee has become bound by the terms and conditions of this Lease.  This Lease shall not be affected by any such sale, conveyance, or assignment and Lessee shall attorn to Lessor’s successor in interest thereunder.  Any funds in which Lessee has an interest in the hands of Lessor or the then grantor at the time of such transfer shall be turned over to the grantee.

28.3           If the interest of Lessor is transferred to any person, firm, conveyance or corporation by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, by delivery of a deed in lieu of such foreclosure or other proceedings, Lessee shall immediately and automatically attorn to such person, firm, company or corporation provided such transferee has become bound by the terms and conditions of this Lease.

29.         Deleted.

30.         Quiet Enjoyment. Lessee, upon paying Base Rent, additional rent and other amounts payable hereunder, and performing the covenants and agreements of this Lease, shall quietly have, hold and enjoy possession of the Demised Premises and all rights granted Lessee in this Lease during the term hereof.

30.1           Notwithstanding, the terms and provisions contained in Paragraph 27 of this Lease concerning Subordination and for so long as Lessee is not in default of it’s duties and obligations as set forth in this Lease, Lessee shall have the right of peaceful possession and quiet enjoyment of the Demised Premises even though the title and interest of Lessor in the Demised Premises may be transferred voluntarily or involuntary to a lender holding an instrument of indebtedness secured by a deed of trust encumbering the parcel of real property which contains the Demised Premises by virtue of either (a) the completion of a foreclosure proceeding initiated under such deed of trust or (b) the delivery by Lessor of a deed in lieu of a foreclosure to such lender in connection with such deed of trust.

31.         Assignment and Subletting.

31.1           Lessee may not sublet the Demised Premises or any part thereof and may not assign any of its right or interest in this Lease without the express written consent of Lessor which consent shall not be unreasonably withheld or delayed; provided, however, Lessee shall deliver to Lessor the documents relating to the assignment or sublease setting forth the terms of same the effective date thereof and identifying the proposed assignee or sublessee upon any assignment or subletting hereof.  Such documents shall include, but shall not be limited to, current and complete financial information for the proposed assignee or sublessee and any guarantor.  Even though consented to by Lessor, Lessee shall remain liable for the payment of Base Rent and additional rent provided for herein and for the performance of the agreements, terms, conditions and covenants of this Lease undertaken to be kept and performed by Lessee, and the assignee of this Lease where permitted shall assume and undertake to keep, observe and perform all the agreements, terms conditions and covenants of this Lease.  For the purposes of this provision, transfer of controlling interest in Lessee by the present holders thereof shall be deemed to be an assignment hereunder.  In no event shall Lessor’s refusal to approve an assignment or subletting be deemed unreasonable if (i) the proposed use of the Demised Premises by the proposed assignee or sublessee is not identical to the use set forth in paragraph 5 of this Lease, (ii) the proposed assignee or sublessee’s financial net worth and the financial net worth of any guarantor is not acceptable to Lessor in its reasonable, good faith discretion, and (iii) such proposed assignee or sublessee is unwilling to enter into and provide to Lessor a guaranty of this Lease in a form acceptable to Lessor whether or not Lessee has provided a guaranty of this Lease.  Upon any request for Lessor’s consent to a proposed assignment or subletting, Lessor shall have the option, to be exercised by giving written notice to Lessee within fifteen (15) days after receipt by Lessor of the documents concerning such assignment or subletting required by this subparagraph 31.1, to terminate this Lease as to the portion of the Demised Premises for which Lessee proposes an assignment or subletting, effective as of the date Lessee proposes the assignment to take place.  Upon termination of this Lease as to such portion of the Demised Premises, Base Rent and Lessee’s share of Common Area Costs and taxes shall be reduced in proportion to the reduction of rentable area of the Demised Premises.  Upon termination of this Lease as to all or any portion of the Demised Premises, any option to extend the term of this Lease with respect to such portion of the Demised Premises shall also terminate, whether or not such options have been exercised.  Non-exercise by Lessor of its rights under this subparagraph 31.1 shall not limit any of Lessor’s other rights and alternatives under this paragraph 31.  Nothing set forth herein shall prevent or prohibit Lessee from entering into an informal “office sharing” arrangement with professional individuals that are in the same or substantially similar or complimentary business as Lessee without the prior written consent of Lessor; provided, however:  (i) such professionals shall at all times comply with all provisions of this Lease; (ii) any such arrangement shall not affect, diminish, modify or otherwise eliminate Lessee’s liability or obligations under this Lease; and (iii) any such arrangement shall not affect, increase, or otherwise modify Lessor’s obligations under this Lease.  Lessee shall provide written notice to Lessor within fifteen (15) days of entering into any such office sharing arrangement.

31.2           Any such assignment or subletting by Lessee without the written consent of Lessor being first obtained, shall be voidable at the option of Lessor, who may, upon such breach, immediately re-enter and take possession of the entire Demised Premises, or any part thereof, without giving any notice.  Any such unauthorized assignment or subletting by Lessee shall cause this Lease, at Lessor’s option, to terminate.  In case of any assignment, attempted assignment, subletting or attempted subletting by Lessee without Lessor’s written consent thereto, Lessor may without notice, prevent the ingress of persons claiming under such unauthorized assignment or sublease.

31.3           Notwithstanding anything to the contrary herein contained, Lessee agrees that Lessor may attach as a condition to Lessor’s written approval of any assignment or sublease by Lessee that Lessor shall be entitled to the receipt of any profit derived by Lessee as a result of such assignment and/or sublease.  Such profit shall include any amounts received by Lessee from its assignee or sublessee in excess of the Base Rent and additional rent required to be paid by Lessee hereunder.  Lessee shall deliver all documents relating to any such assignment and subletting to Lessor upon Lessor’s demand.

31.4           Notwithstanding anything to the contrary contained herein, Lessee hereby requests and Lessor hereby consents to the sublease of a portion of the Demised Premises to Lessee’s affiliates, including but not limited to Rover Resources, Inc. and Roadrunner Oil & Gas, Inc. and/or their subsidiaries.

32.         Deleted.

33.         Lien on Personalty and Forfeiture of Personalty.

33.1           Subject to any purchase money security interest on such items, Lessee hereby grants to Lessor a security interest and express contractual lien upon any and all goods, wares, inventory, furniture, fixtures and equipment belonging to the Lessee and used at, in or upon the Demised Premises, whether acquired by the Lessee before or after execution of this Lease to secure the due payment of all Base Rent, additional rent and other liabilities of the Lessee hereunder.  Upon failure of the Lessee to pay any part of such Base Rent, additional rent or other liability and after due notice as required by paragraph 25 hereof, Lessor without further notice or demand may possess and sell such property at public or private sale (and Lessor may be a purchaser at such sale) and otherwise avail itself of all rights and remedies then available under the Uniform Commercial Code as enacted in the state in which the Demised Premises are located.  To accomplish the foregoing, Lessee agrees, at the request of Lessor, to execute a security agreement and financing statement.  Notwithstanding anything to the contrary, Lessor shall comply with Colorado law in enforcing the rights granted to Lessor herein.

33.2           Additionally or as an alternative, as the case may be, Lessee agrees that within fifteen (15) days of written demand by Lessor following or in conjunction with termination of this Lease or repossession of the Demised Premises by Lessor without termination, by reason of or otherwise, Lessee shall remove all personal property for which it has the right to ownership.  Any and all such property of Lessee not removed within said fifteen (15) day period shall irrevocably become the sole property of Lessor.  Lessee waives all rights to notice and all common law and statutory claims and causes of action which it may have against Lessor subsequent to said fifteen (15) day period as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this paragraph 33.  Lessee acknowledges Lessor’s need to relet the Demised Premises upon termination of this Lease or repossession of the Demised Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting.  Notwithstanding anything to the contrary, Lessor shall comply with Colorado law in enforcing the rights granted to Lessor herein.

34.         Waiver.  No waiver of any breach of anyone of the agreements, terms, conditions or covenants of this Lease by Lessor or Lessee shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenant of this Lease, The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or of the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenant of this Lease.

35.         Notices.   Any notices required or permitted hereunder or which any party elects to give shall be in writing and delivered either personally to the other party and the other party’s authorized agent (s) set forth below (or as changed by written notice), or by depositing such notice in the United States Certified Mail, Return Receipt Requested, postage fully prepaid, to the person(s) at the addresses) set forth below, or to such other addresses) as either party may later designate in writing:

Lessor:                                Oakley Ventures, LLC
c/o Highline Realty Partners, Inc.
3695 E. Long Road
Greenwood Village, CO  80121

Lessee:                                Eternal Energy Corp.
Attention:  Brad Colby
2549 W. Main Street, Suite 202
Littleton, CO, 80120

Any notice given by mall as herein provided shall be deemed given three days after being deposited in the United States mail.

36.         Successors.  All of the agreements, terms, conditions and covenants set forth in this Lease shall inure to the benefit of and be binding upon the heirs, legal representatives, successors, executors and assigns of the parties, except that no assignment or subletting by Lessee in violation of the provisions of this Lease shall vest any rights in the assignee or in the sublessee.

37.         Entire Agreement.  This Lease constitutes the entire agreement of the parties hereto.  No representations, promises, terms, conditions, obligations or warranties whatsoever referring to the subject matters hereof, other than those expressly set forth herein, shall be of any binding legal force or effect whatsoever.  No modification, change or alteration of this Lease shall be of any legal force or affect whatsoever unless in writing, signed by all parties hereto.

38.         Lessor’s Right to Cure Lessee’s Default.  If Lessee shall default in the performance of any covenant contained herein to be performed on Lessee’s part, Lessor may, after fifteen (15) days’ notice to Lessee, or without notice if in Lessor’s judgment an emergency exists, perform the same for the account and at the expense of Lessee, if Lessor shall incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, or defending any action of Lessee, Lessee shall reimburse Lessor for the amount of such expense with interest at the lesser of (a) the maximum permitted by law, or (b) eighteen percent (18%) per annum from the respective due dates until paid, provided that this shall in no way limit, lessen or affect any claim for damages by Lessor for any breach of default by Lessee.  Should Lessee become obligated to reimburse or otherwise pay Lessor one or more sums of money pursuant to this paragraph 38, the amount thereof shall be paid by Lessee to Lessor within two (2) days of Lessor’s written demand therefor, and if Lessee fails to make such payment, such failure shall be deemed an event of default as-set forth in paragraph 25 hereof.  The provisions hereof shall survive the termination of this Lease.  The provisions hereof shall neither impose a duty on Lessor nor excuse any failure on Lessee’s part to perform or observe any covenant or condition in this Lease contained on Lessee’s part to be performed or observed.

39.         Enforcement of Lease - Attorneys’ Fees.  In the event that either Lessor or Lessee commences an action for the enforcement of or arising out of a breach of the terms of this Lease, then the party who is awarded judgment in such action, shall be awarded, in addition to any other award made therein, an amount to be fixed by the court for court costs and reasonable attorneys’ fees.

40.         Counterparts. This Lease may be executed in several counterparts and each such counterpart shall be deemed an original.

41.         No Construction Against Drafter.  Lessor and Lessee represent that each has been represented by counsel and that each has participated in the negotiation of this Lease and no rule of construction against the drafter shall apply.

42.         Covenant Against Recordation. Lessee shall not record for public record this Lease Agreement or any part thereof without the prior written consent of Lessor.

43.         Deleted.

44.         Deleted.

45.         Miscellaneous.

45.1         Enlarging the Center.  Lessee acknowledges that Lessor hereby reserves the right from time to time to enlarge the Center by expanding existing buildings and/or constructing other buildings, with or without any new common areas, and by including within the Center other properties how or hereafter owned by Lessor adjacent to the Center, and constructing on such additional property buildings and common areas.  In any such event, the new buildings properties and/or common areas shall be treated as though they were originally a part of the Center and at the election of Lessor all common expenses, utility costs, real property taxes and all other pro rata payments herein required of Lessee shall be applicable to such enlarged area and all improvements now or hereafter thereon; provided that in such event Lessee’s pro rata share shall be proportionately adjusted to include any additional square footage of rentable space contained in such new buildings added to the Center.

45.2         Time of the Essence.  Time is of the essence hereof, and each party shall perform its obligations and conditions hereunder within the time hereby required.

45.3         Provisions Negotiated and Independent.  Each and every provision of this Lease has been independently, separately and freely negotiated by the parties.  The parties, therefore, waive any statutory or common law presumption, which would serve to have this document construed in favor of, or against, either party.

45.4         Unenforceability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

45.5         Limitation of Lessor Liability.  In no event shall Lessor be liable to Lessee for the failure of any other tenant in the Center to operate its business.  Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, or any of the partners of the Lessor, or any owners of an interest in Lessor’s business, their successors, assigns, legally appointed representatives, or any mortgagee in possession (for the purpose of this paragraph collectively referred to as “Lessor”) with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Center of which the Demised Premises are a part for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exception whatsoever.

45.6         Brokerage Commissions.  Lessee hereby represents and warrants that it has had no dealings, negotiations or consultations with any broker, representative, employee, agent or other intermediary except Fairbairn Commercial and agrees to indemnify and hold Lessor harmless from and against the claims of any such other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming through or under Lessee in connection with this Lease or the Demised Premises.

45.7         Hazardous Substances.

(a)           Reportable Uses Require Consent.  The term Hazardous Substance as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substance shall include, but not be limited to, asbestos and asbestos containing materials, hydrocarbons, petroleum, gasoline, crude oil or any products, byproducts, or fractions thereof.  Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee’s sale cost and expense) with all applicable Law (as defined in Paragraph 6.3).  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit form, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority.  Reportable Use shall also include Lessee’s being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may, without Lessor’s prior consent, but in compliance with all applicable law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee’s business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.  In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee’s giving Lessor such additional assurance as Lessor, in this reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modification to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 4 hereof

(b)           Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, or under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor.  Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, including but not limited to all such documents as may be involved in any Reportable Use involving the Premises.

(c)           Indemnification.  Lessee shall indemnify, protect, defend and hold Lessor its agents, employees, lenders and ground Lessor, if any, and the Demised Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney’s and consultant’s fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by Lessee or under Lessee’s control.  Lessee’s obligations under this Paragraph 45.7c shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment crated or suffered by Lessee, and the cost of investigation (including consultant’s attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involve, and shall survive the expiration or earlier termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee form its obligations under this Lease with respect to Hazardous Substance or storage tanks, unless specifically so agreed by Lessor iii writing at the time of such agreement.

45.8         In the event that any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, then Lessor, at its option, may require that all future payments made by Lessee be in the form of a cashier’s check or equivalent

45.9         Any payment made by Lessee pursuant to a written notice to “pay or be deemed in default under this Lease” shall be made by cashier’s check or equivalent.

45.10       The submission of this Lease does not constitute a reservation of, or option for the Premises and this document shall only become effective as a Lease upon execution by both Lessor and Lessee.  Lessor’s approval of the terms contained herein is subject to Lessor’s review and acceptance of Lessee’s references and financial information for the entities signing this Lease an/or guaranteeing this Lease.

45.11       Trash Removal.  Lessor shall contract for a company to remove trash from the Premises.  Lessee shall deposit all trash in the containers provided by said company in the manner and location designated by Lessor.

45.12       Excessive Trash Use.  Should Lessee’s use make it necessary to require trash removal in excess of that usually supplied or furnished for the use of the Premises as general office/warehouse space, Lessor shall consult with the trash removal company as to how much additional trash removal is required for Lessee’s excess trash.  Lessee agrees to pay for all such excess trash removal at the rates charged by the contracted trash removal company.

45.13       Excessive Water Use.  Lessee, without the prior written consent of Lessor, will neither use any apparatus or device in or about the Premises which will in any way increase the amount of water usually furnished or supplied for use of the Premises as general office/warehouse space, nor connect with water pipes any apparatus or device for the purposes of using water.  If Lessee shall require water in excess of that usually furnished or supplied for use of the Premises as general office and warehouse space, Lessee shall first obtain the consent of Lessor, which Lessor may refuse, to the use thereof, and Lessor may cause a water meter to be installed in the Premises, so as to measure the amount of water consumed for any other use.  The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Lessee.  Lessee agrees to pay to Lessor as additional rent for all such water consumed, as shown by said meters, at the rates charged for such services by the local public authority furnishing water, plus any additional expense included in keeping account of the water consumed.

45.14       Outside Storage.  No storage will be allowed outside the building or on any of the common areas.  This includes, but is not limited to supplies, materials, goods, pallets, equipment, vehicles and boats.  All trash must be placed in trash receptacles. Any violation of this paragraph shall be deemed a material default and Lessor shall have the right to remedy the same at Lessee’s expense.

45.15    Outside Work.  No work shall be permitted on the sidewalks, roofs, streets, driveways, parking or landscaped areas this includes, but is not limited to assembly, construction, mechanical work, painting, drying, layout, cleaning or repair of goods or material.  Violations of this paragraph shall constitute a material breach of this Lease.

45.16       Applicable Law.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Demised Premises are located.

45.17       Pets.  Lessee shall not keep pets at the Demised Premises.  Nothing in this paragraph precludes trained animals providing assistance to disabled persons, including Lessees, their employees, invitees or customers.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have entered into this Lease effective as of the date first set forth above.

DATED this 5th day of December, 2008.

LESSOR:
OAKLEY VENTURES, LLC,
a Colorado limited liability company

	By:	Highline Realty Partners, Inc.,
a Colorado corporation, its Manager

		By:	/s/ Rees F. Davis, Jr.
Rees F. Davis, Jr., President

LESSEE:
ETERNAL ENERGY CORP.,
a Nevada corporation

	By:	/s/ Brad Colby
Brad Colby, President

Schedule A

Lilley Building

Approximately 3,207 rentable square feet of the Lilley building, located at 2549 W. Main Street, Suite 202 in Littleton, CO, 80120

Schedule B

See Attached

Schedule C

Base Rent

Months	Monthly Payment	Approx. Sq. Ft. / Year
1 – 12	$5,077.75	$19.00
13 – 24	$5,211.38	$19.50
25 – 36	$5,345.00	$20.00

Schedule D

Itemization of Estimated Common Area Expenses

Description of Expense	2009 Estimated Annual Expense (Per Sq. Ft.)
Common Area Operating Expenses – Lessee will pay its proportionate share of costs to operate and maintain the common areas, including sidewalks and parking lot of the Lilley Building, trash service, other direct maintenance building costs and property management fees.	$1.97
Property Taxes – Lessee will pay its proportionate share of any taxes or other sum assessed against the Lilley Building.	$2.14
Insurance Expenses – Lessee will pay its proportionate share of the cost of the liability and fire and extended coverage insurance for the Lilley Building.	$0.32
Roof, Structural, Utility Systems and Maintenance of Leased Premises – Lessee shall pay a sum that the Lessor shall expend and/or establish a replacement reserve for maintaining, repairing and replacing the HVAC system (whether roof mounted, interior placed or otherwise affixed outside the leased premises and plumbing and electrical systems serving the leased premises.	$0.29
Total Estimated Annual Common Area Expenses for 2009	$4.72